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                                                                    EXHIBIT 11.1

                           THE LEARNING COMPANY, INC.
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                                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (LOSS)
                                    (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                                              THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                 SEPTEMBER 30,                   SEPTEMBER 30,
                                                              1996             1995           1996             1995
                                                           -----------     -----------    ------------     -----------
FULLY DILUTED

Net income (loss)                                          $   (93,179)    $    10,043    $   (313,685)    $    22,838


Weighted average common and Exchangeable Shares
  outstanding                                               44,798,000      26,534,000      39,124,000      25,918,000

Incremental shares calculated by the Treasury                       --       1,732,000              --       1,529,000
  Stock Method applied to options, convertible
  debentures and warrants issued, using the greater of
  the closing and average fair value
                                                           -----------     -----------    ------------     -----------

Common and common share equivalents outstanding
  for purposes of calculating fully diluted
  earnings per share                                        44,798,000      28,266,000      39,124,000      27,447,000
                                                           -----------     -----------     -----------     -----------

Fully diluted earnings (loss) per share                    $     (2.08)    $      0.36     $     (8.02)    $      0.83
                                                           ===========     ===========     ===========     ===========

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